Exhibit 4.1



       [ Q ]                   [ LOGO ]                   SHARES

    COMMON STOCK                                      SEE REVERSE FOR
                                                    CERTAIN DEFINITIONS




                       THE NASDAQ STOCK MARKET, INC.
            INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


THIS CERTIFIES THAT




is the owner of


 FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $.O1 PAR VALUE PER
                                 SHARE OF

                       THE NASDAQ STOCK MARKET, INC.

The shares represented by this certificate are transferable only on the books of The Nasdaq Stock Market, Inc. by the holder of record thereof, or by his, her or its duly authorized attorney or legal representative, upon surrender of this certificate properly endorsed. The shares are subject to substantial restrictions upon transfer described on the reverse side. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions contained in the corporation's official corporate papers filed with the Secretary of the State of Delaware (copies of which are on file with the Transfer Agent), to all of the provisions the holder by acceptance hereof, assents.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. IN WITNESS WHEREOF, The Nasdaq Stock Market, Inc. has caused this certificate to be signed by an authorized person.
Dated:


                                                            CHAIRMAN AND CHIEF
COUNTERSIGNED AND REGISTERED:                                EXECUTIVE OFFICER
       The Bank of New York


BY                 TRANSFER AGENT
                    AND REGISTRAR    [Corporate Seal]
                                                                 SECRETARY

             AUTHORIZED SIGNATURE



                       THE NASDAQ STOCK MARKET, INC.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT. THIS CERTIFICATE IS SUBJECT TO, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH, THE CONDITIONS SPECIFIED UNDER THE SECTION ENTITLED "TRANSFER RESTRICTIONS" IN THE PRIVATE PLACEMENT MEMORANDUM DATED NOVEMBER 15, 2000. A COPY OF SUCH PRIVATE PLACEMENT MEMORANDUM IS ON FILE AT THE PRINCIPAL OFFICES OF THE NASDAQ STOCK MARKET, INC. AND THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.

         The shares represented by this certificate are issued subject to all provisions of the certificate of incorporation and by-laws of The Nasdaq Stock Market, Inc. (the "Corporation") as from time to time amended (copies of which are on file at the principal executive offices of the Corporation).

         The Board of Directors of the Corporation is authorized by resolution(s), from time to time adopted, to provide for the issuance of preferred stock in series and to fix and state the voting powers, designations, preferences, and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations, and restrictions thereof. The Corporation will furnish to any stockholder upon request and without charge a full description of the powers, designations, preferences and relative, participating, optional or special rights of each class of stock and any series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         The affirmative vote of not less than two-thirds of the outstanding voting power of the corporation's voting stock is required to amend certain provisions of the Corporation's certificate of incorporation and stockholder amendments to the Corporation's by-laws.

         The Corporation's certificate of incorporation provides that no person, other than the National Association of Securities Dealers, Inc. or any other person as may be approved for such exemption by the Board of Directors of the Corporation prior to the time such person owns more than 5% of the then outstanding shares, is entitled to exercise voting rights in respect of more than 5% of the then-outstanding shares. At any meeting of the stockholders of the Corporation, a majority of the shares in respect of which voting rights can be exercised will constitute a quorum for such meeting.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -- as tenants in     UNIF GIFT MIN ACT-- .....Custodian.....
           common                                (Cust)        (Minor)
TEN ENT -- as tenants by                          under Uniform Gifts to Minors
           the entireties                         Act..................
JT TEN  -- as joint tenants                          (State)
           with right of
           survivorship and
           not as tenants    UNIF TRAN MIN ACT-- .....Custodian(until age...)
           in common                             (Cust)
                                                 ......under Uniform Transfers
                                                 (Minor)
                                                 to Minors Act ..............
                                                                  (State)

  Additional abbreviations may also be used though not in the above list.

For value received, _____________________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OR ASSIGNEE
 ______________________________________
|______________________________________|


_______________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
shares of common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________________
to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated:______________________              X ___________________________________

                                          X ___________________________________
                                            NOTICE: The signatures (s) to
                                            this assignment must correspond
                                            with the name(s) as written
                                            upon the face of the
                                            certificate in every
                                            particular, without alteration
                                            or enlargement or any change
                                            whatever.




SIGNATURE(S) GUARANTEED:
                        ____________________________________________________
                        THE SIGNATURE(S) MUST BE GUARANTEED IN ACCORDANCE WITH THE MEDALLION SIGNATURE GUARANTEE PROGRAM BY A BANK OR TRUST COMPANY HAVING AN OFFICE OR
                        CORRESPONDENT IN THE UNITED STATES.


KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED THE COMPANY MAY REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.